Exhibit 10.8

Axiom Group Inc.
PO box 5926, Newport Beach, CA 92662
Ph.: (917) 833-2135

CONSULTING AGREEMENT

 THIS AGREEMENT is among Texas Jack Oil and Gas corp a corporation organized under laws of the State of Nevada, (hereinafter referred to as the "Company"); and Axiom Group, located at PO box 5962, Newport Beach, CA, 92662,  (hereinafter referred to as the "Consultant").

         WHEREAS, the Consultant is in the business of assisting public and private companies in financial advisory, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

         WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of public and investor relations to utilize other business entities to achieve the Company's goals of making the investing public knowledgeable about the benefits of stock ownership in the Company; and

         WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

         WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DUTIES AND INVOLVEMENT.

         The Company hereby engages Consultant to provide one or more plans, and for coordination in executing the agreed-upon plan, for using various investor and public relations services as agreed by both parties. The plan may include, but not by way of limitation, the following services: consulting with the Company's management concerning marketing surveys, investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, conducting due diligence meetings, attendance at conventions and trade shows, assistance in the preparation and dissemination of press releases and stockholder communications, consulting of mergers with companies, review and assistance in updating a business plan, review and advise on the capital structure for the Company, propose legal counsel, assist in the development of an acquisition profile and structure, recommend financing alternatives and sources, and consult on corporate finance and/or investment banking issues. In addition, these services may include production of a corporate profile and fact sheets, personal consultant services, financial analyst and newsletter campaigns, conferences, seminars and national tour, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, newsletter production, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and press releases. This agreement is limited to the United States. A further description of the services which may be included in the plan as described above is attached hereto as Exhibit A and included herein as if fully set out.

         2. RELATIONSHIP AMONG THE PARTIES.

         Consultant acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that the consultant does not have, through stock ownership or otherwise, the power neither to control the Company, nor to exercise any dominating influences over its management.

         Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

         3. EFFECTIVE DATE, TERM AND TERMINATION.

         This Agreement shall be effective on March 1, 2013 and will continue until March 1, 2014. This 12 month Agreement can only be modified if mutually agreeable and in writing.

         4. OPTION TO RENEW AND EXTEND.

         Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

         5. COMPENSATION AND PAYMENT OF EXPENSES.

Investor Relations services will be a flat rate of $55,000 dollars per annum.

     Company agrees to pay for all costs and expenses incurred associated with its employees' working with the Consultant and its representatives, including lodging, meals, and travel as necessary with prior arrangement and approval from the company. All other expenses, as contained in services, for the fulfillment of this Agreement shall be borne by the Consultant, and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein.

ii. Payment can be made to the following by wire

AXIOM GROUP
routing # 322271627
Account # 139305160

CHASE BANK
196 E17TH ST
COSTA MESA, CA, 92627

         6. SERVICES NOT EXCLUSIVE.

         Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

         7. CONFIDENTIALITY.

         Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

         8. COVENANT NOT TO COMPETE.

         During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company's primary industry or related fields.

         9. INDEMNIFICATION.

         Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, ppm, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:                               CONSULTANT:
Texas Jack                                  AXIOM GROUP

By:                                    By:
   -----------------------------------    -----------------------------------
   Robert Schwarz, CEO           J. JACOB ISAACS, President